Exhibit 99.1

LinkedIn to Acquire Bright

Bright’s team and technology to help LinkedIn connect talent with opportunity

Mountain View, Calif. — February 6, 2014 — LinkedIn (NYSE:LNKD), the world’s largest professional network on the Internet with approximately 277 million members worldwide, today announced it agreed to acquire Bright, a company that leverages data insights and matching technology to connect prospects and employers.

The transaction is valued at approximately $120 million, subject to adjustment, and consists of approximately 73 percent stock and approximately 27 percent cash. The stock being issued in the transaction will be done so in a private placement. Subject to the completion of customary closing conditions, the acquisition is expected to close during the first quarter of 2014.

“What LinkedIn does best is connect talent with opportunity at massive scale,” said Deep Nishar, SVP of Products and User Experience. “By leveraging Bright’s data-driven matching technology, machine-learning algorithms and domain expertise, we can accelerate our efforts and build out the Economic Graph.”

“We’re excited to join LinkedIn because the company shares a similar vision and is equally obsessed about using data and algorithms to connect prospects and employers,” said Eduardo Vivas, who founded Bright in February 2011.

Following closing, several members of Bright’s team, including those from Engineering and Product, will join LinkedIn. Bright’s users and Hiring Solutions customers will be able to access existing data on its website through February 28.

Parker Barrile, vice president of product for LinkedIn Talent Solutions, blogged about the acquisition at http://blog.linkedin.com/2014/02/06/welcome-bright-to-the-linkedin-family. A SlideShare presentation outlining the deal and showcasing several of Bright’s employment market analyses can be found on LinkedIn’s SlideShare page at https://www.slideshare.net/linkedin/welcome-bright-to-the-linkedin-family/ and on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. Vivas blogged about the acquisition at http://blog.bright.com/2014/02/06/bright-and-linkedin/.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With approximately 277 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions. Headquartered in Silicon Valley, LinkedIn also has offices across the globe.

The LinkedIn logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11096

Forward Looking Statements

This press release contains forward-looking statements related to LinkedIn, Bright, and the potential benefits of the acquisition, including statements regarding future product plans and strategies and the timing of closing. Actual events or results may differ materially from those contained in the forward-looking statements due to risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, risks associated with: our ability to successfully integrate Bright and its technology and personnel; execution of our plans and strategies, including with respect to our Talent Solutions products and features; demand for these products; and other important factors that could cause results of the acquisition and related transactions to differ materially from those contained in LinkedIn’s forward-looking statements described in the documents LinkedIn files from time to time with the SEC, including LinkedIn’s most recent Form 10-K, as well as LinkedIn’s future filings. Although LinkedIn believes that the expectations reflected in the forward-looking statements are reasonable, LinkedIn cannot guarantee future results, levels of activity, performance, or achievements. LinkedIn is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.